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                                                                    EXHIBIT 99.3

                      [FORM OF LETTER TO BROKERS, DEALERS,
              COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES]


                           COCA-COLA HBC FINANCE B.V.

     OFFER TO EXCHANGE ITS 5.125% NOTES DUE 2013 FULLY, UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY COCA-COLA HELLENIC BOTTLING COMPANY S.A., WHICH HAVE
    BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF ITS OUTSTANDING 5.125% NOTES DUE 2013 FULLY, UNCONDITIONALLY AND IRREVOCABLY
                                 GUARANTEED BY
                    COCA-COLA HELLENIC BOTTLING COMPANY S.A.

     OFFER TO EXCHANGE ITS 5.500% NOTES DUE 2015 FULLY, UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY COCA-COLA HELLENIC BOTTLING COMPANY S.A., WHICH HAVE
    BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF ITS OUTSTANDING 5.500% NOTES DUE 2015 FULLY, UNCONDITIONALLY AND IRREVOCABLY
                                  GUARANTEED BY
                    COCA-COLA HELLENIC BOTTLING COMPANY S.A.

              THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE
             AT 5:00 P.M., NEW YORK CITY TIME, ON    , 2004, UNLESS
                       EXTENDED AS TO ONE OR MORE SERIES.

                                                                          , 2004

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

         We are offering, upon the terms and subject to the conditions set forth
in the prospectus dated     , 2004, (the "prospectus") and the accompanying
letter of transmittal enclosed herewith (which together constitute as to each series an "exchange offer"), to exchange up to $500,000,000 aggregate principal amount of our new 5.125% Notes due 2013 and $400,000,000 aggregate principal amount of our new 5.500% Notes due 2015, each of which will be fully, unconditionally and irrevocably guaranteed by Coca-Cola Hellenic Bottling Company S.A. (the "Guarantor") each of which have been registered under the Securities Act of 1933 (the "New Notes"), for any and all of our outstanding 5.125% Notes due 2013 and 5.500% Notes due 2015, each of which is fully, unconditionally and irrevocably guaranteed by the Guarantor respectively (the "Old Notes"). The exchange offers are being made in order to satisfy certain of our obligations contained in the Registration Rights Agreement dated as of September 17, 2003 among us, the Guarantor and the Initial Purchasers named therein. As set forth in the prospectus, the terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the Registration Rights Agreement described in the prospectus. Old Notes may be tendered in a principal amount of $1,000 and integral multiples of $1,000.

         THE EXCHANGE OFFERS ARE SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFERS--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.



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         Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

     1.   the prospectus, dated    , 2004;

     2. the letter of transmittal for your use and for the information of your clients (facsimile copies of the letter of transmittal may be used to tender Old Notes);

     3. a form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer; and

     4.   a notice of guaranteed delivery.

         YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFERS WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON    , 2004, UNLESS EXTENDED AS TO ONE
OR MORE SERIES. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE. THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME BEFORE THE RELATED EXPIRATION TIMES.

         In all cases, exchanges of Old Notes pursuant to the exchange offers will be made only after timely receipt by the exchange agent (as defined in the prospectus) of (a) certificates representing such Old Notes, or a book-entry confirmation (as defined in the prospectus), as the case may be, (b) the letter of transmittal (or facsimile thereof), properly completed and duly executed, or an agent's message (as defined in the prospectus), and (c) any other required documents.

         Holders who wish to tender their Old Notes and (1) whose Old Notes are not immediately available or (2) who cannot deliver their Old Notes, the letter of transmittal or an agent's message and any other documents required by the letter of transmittal to the exchange agent prior to 5:00 P.M., New York City
time, on   , 2004 (unless extended) must tender their Old Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offers--Procedures for Tendering--Guaranteed Delivery" in the prospectus.

         We are not making the exchange offers to, nor will we accept tenders from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the exchange offers or the acceptance of tenders would not be in compliance with the laws of such jurisdiction.

         We will not make any payments to brokers, dealers or other persons for soliciting acceptances of the exchange offers. We will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. We will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to us, except as otherwise provided in instruction 10 of the letter of transmittal.


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         Questions and requests for assistance with respect to the exchange offers or for copies of the prospectus and letter of transmittal may be directed to the exchange agent at its numbers and address set forth in the prospectus.

                                        Very truly yours,

                                        COCA-COLA HBC FINANCE B.V.



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         NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL
CONSTITUTE YOU OR ANY OTHER PERSON OUR AGENT OR THE AGENT OF ANY OF OUR AFFILIATES OR OF THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF US IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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